                                                                    EXHIBIT 99.5


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the type of number to give the Payer.

FOR THIS TYPE OF ACCOUNT:                                            GIVE THE SOCIAL SECURITY NUMBER OF --
-------------------------------------------------------------------- -------------------------------------------------------------
1.  An individual's account                                          The individual

2.  Two or more individuals (joint account)                          The actual owner of the account or, if combined funds, the first individual on the account(1)

3.  Husband and wife (joint account)                                 The actual owner of the account or, if joint funds, either person(1)

4.  Custodian account of a minor(Uniform Gift to Minors Act)         The minor(2)

5.  Adult and minor (joint account)                                  The adult or, if the minor is the only contributor, the
                                                                     minor(1)

6.  Account in the name of guardian or committee for a designated    The ward, minor, or incompetent person(3)
    ward, minor, or incompetent person

7.  a. The usual revocable saving trust account (grantor is also     The grantor-trustee(1)
      trustee)

    b. So-called trust account that is not a legal or valid trust    The actual owner(1)
      under state law

FOR THIS TYPE OF ACCOUNT:                                            GIVE THE EMPLOYER IDENTIFICATION NUMBER OF --
-------------------------------------------------------------------- -------------------------------------------------------------
8.  Sole proprietorship account                                      The owner(4)

9.  A valid trust, estate or pension Trust                           The legal entity(Do not furnish the tax identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(5)

10. Corporate account                                                The corporation

11. Religious, charitable, or educational organization account       The organization

12. Partnership account held in the name of the business             The partnership

13. Association, club, or other tax-exempt organization              The organization

14. A broker or registered nominee                                   The broker or nominee

15. Account with the Department of Agriculture in the name of a      The public entity
    public entity (such as a state or local government, school district, or prison) that receives agricultural program payments

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, that person's number must be furnished.

(2)  Circle the minor's name and furnish the minor's Social Security Number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's Social Security Number.

(4) You must show your individual name, but you may also enter your business or "doing business" name. You may use either your Social Security Number or Employer Identification Number.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.



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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

Payees specifically exempted from backup withholding on ALL payments by brokers include the following:

     o    A corporation.

     o    A financial institution.

     o An organization exempt from a tax under Section 501(a), or an individual retirement plan or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(F)(2).

     o    The United States or any agency or instrumentality thereof.

     o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

     o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

     o An international organization or any agency or instrumentality thereof.

     o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

     o    A real estate investment trust.

     o    A common trust fund operated by a bank under Section 584(a).

     o An entity registered at all times under the Investment Company Act of 1940.

     o    A foreign central bank of issue.

     o A futures commission merchant registered with the Commodity Futures Trading Commission.

     o A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.

     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

     o    Payments to nonresident aliens subject to withholding under Section
          1441.

     o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

     o Payments of patronage dividends where the amount received is not paid in money.

     o    Payments made by certain foreign organizations.

     o    Payments made to a nominee.

     Payments of interest not generally subject to backup withholding include the following:

     o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the Payer's trade or business and you have not provided your correct taxpayer identification number to the Payer.

     o Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

     o    Payments described in Section 6049(b)(5) to nonresident aliens.

     o    Payments on tax-free covenant bonds under Section 1451.

     o    Payments made by certain foreign organizations.

     o    Payments made to a nominee.

Exempt Payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, which are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Section 6041, 6041(A), 6045, 6050A and 6050N.

PRIVACY ACT NOTICE. -- Section 6109 of the Internal Revenue Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold up to 31% of taxable interest, dividend, and certain other payments to a Payee who does not furnish a taxpayer identification number to a Payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a Payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.


                   FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                   CONSULTANT OR THE INTERNAL REVENUE SERVICE.